Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact: Phone: Fax:	Matthew P. Wagner Chief Executive Officer 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067 310-728-1020 310-201-0498	Victor R. Santoro Executive Vice President and CFO 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067 310-728-1021 310-201-0498

FOR IMMEDIATE RELEASE	April 20, 2011

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER OF 2011

—Net Earnings of $10.7 Million—

—Net Interest Margin Increases to 5.34%—

—Credit Loss Reserve at 3.41% of Net Non-Covered Loans—

—Core Deposits Grow $53.1 Million—

—Noninterest-Bearing Deposits at 35% of Total Deposits—

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the first quarter of 2011 of $10.7 million, or $0.29 per diluted share, compared to a net loss of $7.7 million, or $0.22 per diluted share, for the fourth quarter of 2010.  The $18.4 million increase in net earnings for the linked quarters was due primarily to a lower credit loss provision on non-covered loans of $27.5 million ($16.0 million after-tax) and lower noninterest expense of $7.9 million ($4.6 million after-tax).

This press release contains non-GAAP financial disclosures for tangible common equity.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible common equity amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratios in addition to equity-to-assets ratios.  Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.  Please refer to the table at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

FIRST QUARTER RESULTS

	Three Months Ended
	March 31,	December 31,
	2011	2010
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings (loss)	$10,676	$(7,688)
Diluted earnings (loss) per share	$0.29	$(0.22)
Annualized return on average assets	0.79%	(0.53)%
Annualized return on average equity	8.97%	(6.15)%
Net interest margin	5.34%	5.21%
Efficiency ratio (1)	56.4%	67.4%

At Quarter End:
Allowance for credit losses to non-covered loans, net of unearned income (2)	3.41%	3.30%
Allowance for credit losses to non-covered nonaccrual loans (2)	135.6%	110.8%
Equity to assets ratios:
PacWest Bancorp Consolidated	8.98%	8.66%
Pacific Western Bank	10.72%	10.34%
Tangible common equity ratios:
PacWest Bancorp Consolidated	7.80%	7.44%
Pacific Western Bank	9.55%	9.13%

(1) FDIC loss sharing income and net covered OREO costs reduced the first quarter 2011 and increased fourth quarter 2010 efficiency ratios by 491 bps and 209 bps, respectively.

(2) Non-covered loans exclude loans from the Los Padres and Affinity acquisitions covered by a loss sharing agreement with the FDIC.

The improvement in first quarter net earnings compared to the prior quarter was due to a combination of lower provision for credit losses on non-covered loans, higher FDIC loss sharing income, and lower noninterest expense, offset partially by lower net interest income.  Net interest income declined due primarily to lower average loans during the current quarter attributable to the $74.9 million classified loan sale in December 2010 and the continuing decline in the loan portfolio. FDIC loss sharing income grew principally due to an increase in covered loan credit costs. Noninterest expense decreased mostly due to lower compensation costs, OREO costs and other expense.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended
	March 31,	December 31,
	2011	2010
	(In thousands)
Provision for credit losses on non-covered loans	$7,800	$35,315
Non-covered OREO expense	703	1,093
Total non-covered credit costs	8,503	36,408

Provision for credit losses on covered loans	5,747	2,096
Covered OREO (income) expense	(2,578)	699
Total covered net credit costs	3,169	2,795
Increase in FDIC loss sharing asset for net credit costs	(2,275)	(2,206)
Total covered net credit costs	894	589

Total credit-related costs	$9,397	$36,997

Non-covered loan net charge-offs	$7,889	$32,231
Charge-offs on loans sold included in non-covered loan net charge-offs above	$—	$20,942

The credit loss provision for the first quarter had two components: $7.8 million for non-covered loans and $5.7 million for covered loans.  The first quarter non-covered credit loss provision was driven by (a) non-covered loan net charge-offs of $7.9 million and (b) the level and trends of nonaccrual and classified loans.   The covered loan credit loss provision was driven by decreases in expected cash flows on covered loans compared to those previously estimated.  The covered loan credit loss provision and covered net OREO income or expense are offset partially by an increase in the FDIC loss sharing asset, which represents the FDIC’s share of these net costs.

Matt Wagner, Chief Executive Officer, commented, “We are very pleased with the positive earnings we generated this quarter.  As we commented previously, we have maintained our solid core earnings engine, which was overshadowed by higher provisioning during the past several quarters as we addressed this credit cycle head-on.  Our core earnings generation ability and balance sheet strength gives us the flexibility to address issues timely and appropriately.”

“In addition to our solid first quarter earnings performance,” continued Mr. Wagner, “we substantially increased core deposits through organic growth.   While we remain vigilant about credit and cautious on its outlook, we are well-positioned to take advantage of potential growth opportunities.  Our Company remains well-capitalized and our balance sheet strength is evidenced by our credit loss reserve coverage ratios of 3.4% to total loans and 136% to nonaccrual loans.”

Vic Santoro, Executive Vice President and Chief Financial Officer, stated, “The events of the first quarter reflect the strengths of our core business and the focus we’ve had on earnings improvement.  Our net interest margin expanded to the level it was in 2008, our all-in deposit cost remains quite low, and noninterest expenses are managed.  On a pre-credit, pre-tax basis, our earnings exceeded $28 million for the first quarter.  Our core deposits increased over $53 million and noninterest-bearing deposits were at 35% of total deposits at quarter-end.”

Mr. Santoro continued, “The Company’s cash and available-for-sale securities exceed $1 billion and represent almost 20% of assets at quarter-end.  Our capital position is strong, as the earnings generated in the first quarter contributed to increases in total capital of over $12 million and tangible capital of over $15 million.  The combination of strong liquidity and capital enables us to take advantage of growth opportunities as they arise.”

BALANCE SHEET CHANGES

During the first quarter total loans declined $152.5 million on a net basis, including a $103.4 million decrease in non-covered loans.  The loan portfolio continues to decline generally due to repayments, resolution activities and low loan demand.  Non-covered loans, net of unearned income, were $3.1 billion at March 31, 2011 and the covered loan portfolio was $859.4 million at March 31, 2011.

While total assets declined $58.5 million during the first quarter, on-balance sheet liquidity increased $98.1 million, including a $78.6 million increase in overnight funds held at the Federal Reserve Bank.  Investment securities available-for-sale grew $13.1 million during the first quarter due to the purchase of $71.1 million in government-sponsored entity pass through securities, offset partially by principal reductions.

Total deposits declined $65.0 million during the first quarter to $4.6 billion at March 31, 2011 largely as a result of brokered deposit maturities and runoff of higher cost acquired time deposit accounts.  Time deposits decreased $118.1 million during the first quarter, including brokered deposit maturities of $36.2 million, to $1.1 billion at March 31, 2011.  We had no brokered deposits at March 31, 2011.  Core deposits, which include noninterest-bearing demand, interest checking, money market and savings accounts, increased $53.1 million during the first quarter and totaled $3.5 billion at March 31, 2011, or 76% of total deposits at that date.  Noninterest-bearing demand deposits grew $140.6 million during the first quarter to $1.6 billion and represented 35% of total deposits at March 31, 2011.

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities.

A summary of the covered assets at March 31, 2011 and December 31, 2010 is shown in the following table:

	March 31,	December 31,
Covered Assets	2011	2010
	(In thousands)
Loans, net	$859,433	$908,576
Investment securities	52,132	50,437
Other real estate owned	42,117	55,816
Total covered assets	$953,682	$1,014,829

NET INTEREST INCOME

Net interest income was $65.7 million for the first quarter of 2011 compared to $68.5 million for the fourth quarter of 2010.  The $2.8 million decline is due mostly to a $3.2 million decrease in interest income, which is attributed mainly to lower average loans as a result of the $74.9 million classified loan sale in the fourth quarter and the continued decline of the loan portfolio from loan payoffs.  Partially offsetting the decline in net interest income was a reduction in interest expense of $459,000 due mainly to the early repayment of $50 million in FHLB advances during the fourth quarter of 2010.

NET INTEREST MARGIN

Our net interest margin for the first quarter of 2011 was 5.34%, an increase of 13 basis points from the 5.21% posted for the fourth quarter of 2010. The yield on average loans was 6.78% for the first quarter of 2011 compared to 6.64% for the prior quarter.  The loan yield, earning asset yield and net interest margin are all affected by loans being placed on or removed from nonaccrual status and the acceleration of purchase discounts on covered loan pay-offs; the loan yield and net interest margin for the first quarter were positively impacted by 27 basis points and 22 basis points, respectively, from the combination of these items.  The loan yield and net interest margin for the fourth quarter were positively impacted by 20 basis points and 16 basis points, respectively, from these items.  The cost of interest-bearing deposits and all-in deposit cost increased 6 basis points and 2 basis points to 0.79% and 0.52%, respectively, due mostly to an increase in the cost of time deposits.  The cost of time deposits increased primarily from lower discount accretion on certain acquired time deposits, the maturities of brokered deposits having a lower rate than the overall time deposit rate, and an increase in the average remaining life of the time deposit portfolio.

NONINTEREST INCOME

Noninterest income for the first quarter of 2011 totaled $7.6 million compared to $4.6 million for the fourth quarter of 2010.  The $3.0 million increase was due mostly to higher FDIC loss sharing income stemming from higher credit-related net costs on covered loans and OREO.  Contributing to the growth in noninterest income was an increase in service charges on deposit accounts attributable to mid-quarter increases in rates charged for certain deposit services.

NONINTEREST EXPENSE

Noninterest expense totaled $41.4 million for the first quarter of 2011 compared to $49.3 million for the fourth quarter of 2010.  The $7.9 million decline was due mostly to decreases in compensation expense, covered OREO costs and other expense.  Compensation expense decreased by $2.0 million due mostly to a higher discretionary bonus accrual in the prior quarter.   Covered OREO costs decreased by $3.3 million due principally to a $3.3 million gain on sale of one commercial real estate property during the current quarter.  Other expense declined by $2.2 million due mostly to a $1.9 million penalty recorded in the prior quarter for the early repayment of $50 million in FHLB advances; there was no similar expense item in 2011.  We consolidated five acquired Los Padres branches into nearby branch locations in February 2011.

Noninterest expense includes amortization of time-based restricted stock, which is included in compensation, and intangible asset amortization.  Amortization of restricted stock totaled $2.0 million for the first quarter of 2011 and $1.9 million for the fourth quarter of 2010.  Intangible asset amortization totaled $2.3 million and $2.4 million for the first quarter of 2011 and the fourth quarter of 2010, respectively.

CREDIT QUALITY

	March 31,	December 31,
	2011	2010
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses to loans, net of unearned income	3.41%	3.30%
Allowance for credit losses to nonaccrual loans	135.6%	110.8%
Nonperforming assets to loans, net of unearned income, and other real estate owned	4.03%	3.76%
Classified loans (1)	$207,012	$214,009

(1) Classified loans are those with a credit risk rating of substandard or doutbtful.

Credit Loss Provisions

The first quarter of 2011 provision for credit losses totaled $13.5 million and was composed of $7.8 million on the non-covered loan portfolio and $5.7 million on the covered loan portfolio. The fourth quarter provision for credit losses totaled $37.4 million and was composed of $35.3 million on the non-covered loan portfolio, including $14.3 million attributed to the December classified loan sale, and $2.1 million on the covered loan portfolio.  The provision on the non-covered portfolio is generated by our allowance methodology and reflects net charge-offs, the levels of nonaccrual and classified loans, and the migration of loans into various risk classifications.  The covered loan credit loss provision increases the covered loan allowance for credit losses and results from decreases in expected cash flows on covered loans compared to those previously estimated.

First quarter of 2011 net charge-offs on non-covered loans totaled $7.9 million compared to fourth quarter net charge-offs on non-covered loans of $32.2 million. The fourth quarter net charge-offs included $20.9 million in charge-offs from the $74.9 million of classified loans sold in the same quarter. The allowance for credit losses on the non-covered portfolio totaled $104.2 million and $104.3 million at March 31, 2011 and December 31, 2010, respectively, and represented 3.41% and 3.30% of the non-covered loan balances at those respective dates.  The allowance for credit losses as a percent of nonaccrual loans was 136% and 111% at March 31, 2011 and December 31, 2010, respectively.

Non-covered Nonaccrual Loans and Other Real Estate Owned

Non-covered nonperforming assets include non-covered nonaccrual loans and non-covered OREO and totaled $125.2 million at March 31, 2011 compared to $119.8 million at December 31, 2010. The $5.4 million increase in non-covered nonperforming assets is due primarily to a higher non-covered OREO balance at March 31, 2011.  During the first quarter of 2011, two non-covered nonaccrual loans with an aggregate balance of $23.0 million secured by the same undeveloped land located in Ventura County were foreclosed and transferred to non-covered OREO.  The ratio of non-covered nonperforming assets to non-covered loans and non-covered OREO increased to 4.03% at March 31, 2011 from 3.76% at December 31, 2010.

The amount of new nonaccrual loans has slowed over the last several quarters as shown in the following chart.

The types and balances of non-covered loans included in the categories of nonaccrual and accruing loans past due between 30 and 89 days at March 31, 2011 and December 31, 2010 follow:

	Nonaccrual Loans (1)				Accruing and Over
	March 31, 2011		December 31, 2010		30 days Past Due (1)
		% of		% of	March 31,	December 31,
		Loan		Loan	2011	2010
Loan Category	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$4,109	2.7%	$4,151	2.6%	$864	$—
SBA 504	5,138	7.9%	9,346	13.5%	188	190
Other commercial	21,679	1.2%	17,311	0.9%	1,395	1,652
Residential	9,917	5.7%	10,141	5.5%	90	585
Total real estate mortgage	40,843	1.9%	40,949	1.8%	2,537	2,427
Real estate construction and land:
Residential	4,586	10.9%	24,004	36.9%	—	—
Commercial	8,620	6.4%	5,238	4.6%	1,484	—
Total real estate construction	13,206	7.5%	29,242	16.3%	1,484	—
Commercial:
Collateralized	5,748	1.6%	6,241	1.7%	661	680
Unsecured	9,009	7.8%	9,104	7.0%	400	71
Asset-based	15	0.0%	15	0.0%	—	—
SBA 7(a)	6,234	19.9%	6,518	20.2%	1,253	423
Total commercial	21,006	3.1%	21,878	3.3%	2,314	1,174
Consumer	1,794	8.2%	1,951	7.8%	267	133
Foreign	—	0.0%	163	0.7%	—	—
Total non-covered loans	$76,849	2.5%	$94,183	3.0%	$6,602	$3,734

(1) Excludes covered loans acquired from the Los Padres and Affinity acquisitions.

The $17.3 million decline in non-covered nonaccrual loans during the first quarter was attributable to (a) foreclosures of $25.1 million, (b) other reductions, payoffs and returns to accrual status of $6.6 million, (c) charge-offs of $8.8 million, and (d) additions of $23.2 million.

The following lending relationships, excluding SBA-related loans, were on nonaccrual status at March 31, 2011:

Nonaccrual
Amount	Description
(In thousands)

$6,948	Two unsecured loans that are fully reserved for.

$6,441	Collateralized by 2nd trust deeds on two single-family residences in Beverly Hills, California with current appraised values in excess of the loan carrying value. Foreclosure is in process.

$5,734	Four industrial warehouse loans in Riverside County, California. The borrower is paying as agreed.

$5,670

The loan, secured by an out-of-state shopping center, has been written down to its underlying collateral value based on the most recent appraisal. A receiver is managing the property and foreclosure is in process.

$4,109	A hotel in San Diego County, California. The borrower’s interest payments are current.

$3,615	The collateral for this loan is residential and commercial land in Las Vegas, Nevada. The loan has been written down to its underlying collateral value based on the most recent appraisal.

$2,594	This loan is secured by a medical-related office building in Los Angeles County, California and has been written down to its underlying collateral value based on the most recent appraisal.

$2,402	This loan is unsecured and has a specific reserve for 50% of the balance. The borrower is current on interest payments.

$2,339	This loan is secured by commercial land in Riverside County, California.

$2,200	Two loans that are secured by a retail shopping center in San Diego County, California.

The details of non-covered OREO as of the dates indicated follow:

	March 31,	December 31,
Property Type	2011	2010
	(In thousands)
Commercial real estate	$18,674	$18,205
Single family residences	2,502	2,743
Construction and land development	27,191	4,650
Total non-covered OREO	$48,367	$25,598

The activity in non-covered and covered OREO for the first quarter is shown in the following table:

	Three Months Ended
	March 31, 2011
	Non-Covered	Covered
	OREO	OREO
	(In thousands)
Beginning of period	$25,598	$55,816
Foreclosures	25,931	4,130
Write-downs from updated appraisals	(382)	(890)
Reductions related to sales	(2,780)	(16,939)
End of period	$48,367	$42,117

The increase in non-covered OREO relates to the foreclosure on undeveloped land located in Ventura County which secured two non-covered loans with an aggregate balance of $23.0 million.   During the first quarter of 2011, there were gains of $152,000 and $3.8 million on the sales of non-covered and covered OREO, respectively.

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized at March 31, 2011 as shown in the following table.

	March 31, 2011
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	9.02%	9.21%
Tier 1 risk-based capital ratio	6.00%	13.22%	13.42%
Total risk-based capital ratio	10.00%	14.50%	14.70%
Tangible common equity ratio	N/A	9.55%	7.80%

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.5 billion in assets as of March 31, 2011, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 77 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties in California and Maricopa County in Arizona.  Through its subsidiary BFI Business Finance and its division First Community Financial, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com.  Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangement and other adjustments related to the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; and changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$88,634	$82,170
Interest-earning deposits in financial institutions	104,925	26,382
Total cash and cash equivalents	193,559	108,552

Non-covered securities available-for-sale	835,022	823,579
Covered securities available-for-sale	52,132	50,437
Total securities available-for-sale, at estimated fair value	887,154	874,016
Federal Home Loan Bank stock, at cost	52,857	55,040
Total investment securities	940,011	929,056

Non-covered loans, net of unearned income	3,057,654	3,161,055
Allowance for loan losses	(98,564)	(98,653)
Total non-covered loans, net	2,959,090	3,062,402
Covered loans, net	859,433	908,576
Total loans	3,818,523	3,970,978

Non-covered other real estate owned, net	48,367	25,598
Covered other real estate owned, net	42,117	55,816
Total other real estate owned	90,484	81,414

Premises and equipment	22,343	22,578
Goodwill	46,751	47,301
Core deposit and customer relationship intangibles	23,536	25,843
Cash surrender value of life insurance	66,560	66,182
FDIC loss sharing asset	116,081	116,352
Other assets	152,669	160,765
Total assets	$5,470,517	$5,529,021

LIABILITIES
Noninterest-bearing deposits	$1,606,182	$1,465,562
Interest-bearing deposits	2,978,557	3,184,136
Total deposits	4,584,739	4,649,698
Borrowings	225,000	225,000
Subordinated debentures	129,498	129,572
Accrued interest payable and other liabilities	39,920	45,954
Total liabilities	4,979,157	5,050,224
STOCKHOLDERS’ EQUITY (1)	491,360	478,797
Total liabilities and stockholders’ equity	$5,470,517	$5,529,021

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$4,653	$3,969

Tangible book value per share	$11.31	$11.06
Book value per share	$13.20	$13.06

Shares outstanding (includes unvested restricted shares of 1,756,437 at March 31, 2011 and 1,230,582 at December 31, 2010)	37,218,047	36,672,429

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(In thousands, except per share data)
Interest income:
Loans	$66,781	$70,597	$63,745
Investment securities	7,819	7,222	5,121
Deposits in financial institutions	57	79	129
Total interest income	74,657	77,898	68,995

Interest expense:
Deposits	5,956	6,028	6,889
Borrowings	1,744	2,113	2,668
Subordinated debentures	1,219	1,237	1,415
Total interest expense	8,919	9,378	10,972

Net interest income	65,738	68,520	58,023

Provision for credit losses:
Non-covered loans	7,800	35,315	112,527
Covered loans	5,747	2,096	20,700
Total provision for credit losses	13,547	37,411	133,227

Net interest income after provision for credit losses	52,191	31,109	(75,204)

Noninterest income:
Service charges on deposit accounts	3,558	3,305	2,729
Other commissions and fees	1,720	1,896	1,790
Increase in cash surrender value of life insurance	379	320	398
FDIC loss sharing income (expense), net	1,667	(1,277)	16,172
Other income	302	404	180
Total noninterest income	7,626	4,648	21,269

Noninterest expense:
Compensation	21,929	23,944	19,411
Occupancy	6,983	7,233	6,958
Data processing	2,475	2,556	1,969
Other professional services	2,296	1,833	1,998
Business development	569	570	667
Communications	859	919	804
Insurance and assessments	2,337	2,369	2,274
Non-covered other real estate owned, net	703	1,093	8,441
Covered other real estate owned, net	(2,578)	699	2,169
Intangible asset amortization	2,307	2,360	2,424
Other expense	3,519	5,710	3,455
Total noninterest expense	41,399	49,286	50,570

Earnings (loss) before income taxes	18,418	(13,529)	(104,505)
Income tax (expense) benefit	(7,742)	5,841	43,972
Net earnings (loss)	$10,676	$(7,688)	$(60,533)

Earnings per share information:
Basic earning (loss) per share	$0.29	$(0.22)	$(1.76)
Diluted earnings (loss) per share	$0.29	$(0.22)	$(1.76)
Basic weighted average shares	35,454.1	35,406.5	34,362.1
Diluted weighted average shares	35,454.1	35,406.5	34,362.1

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(Dollars in Thousands)
Average Assets:
Loans, net of unearned income	$3,992,204	$4,216,088	$4,122,853
Investment securities	913,613	886,392	469,732
Interest-earning deposits in financial institutions	89,248	116,721	206,887
Average interest-earning assets	4,995,065	5,219,201	4,799,472
Other assets	515,717	531,829	418,517
Average total assets	$5,510,782	$5,751,030	$5,217,989

Average liabilities:
Interest checking deposits	$495,950	$494,313	$434,446
Money market deposits	1,240,524	1,305,199	1,166,688
Savings deposits	141,027	139,228	110,564
Time deposits	1,167,468	1,327,869	1,045,417
Average interest-bearing deposits	3,044,969	3,266,609	2,757,115
Borrowings	227,122	272,848	445,754
Subordinated debentures	129,545	129,621	129,780
Average interest-bearing liabilities	3,401,636	3,669,078	3,332,649
Noninterest-bearing deposits	1,582,720	1,538,748	1,332,862
Other liabilities	43,501	47,002	46,756
Average total liabilities	5,027,857	5,254,828	4,712,267
Average stockholders’ equity	482,925	496,202	505,722
Average liabilities and stockholders’ equity	$5,510,782	$5,751,030	$5,217,989

Average deposits	$4,627,689	$4,805,357	$4,089,977
Average funding sources (1)	$4,984,356	$5,207,826	$4,665,511

Yield on:
Average loans	6.78%	6.64%	6.27%
Average investment securities	3.47%	3.23%	4.42%
Average interest-earning deposits	0.26%	0.27%	0.25%
Average interest-earning assets	6.06%	5.92%	5.83%

Cost of:
Average interest-bearing deposits	0.79%	0.73%	1.01%
Average borrowings	3.11%	3.07%	2.43%
Average subordinated debentures	3.82%	3.79%	4.42%
Average interest-bearing liabilities	1.06%	1.01%	1.34%

Interest rate spread (2)	5.00%	4.91%	4.49%
Net interest margin (3)	5.34%	5.21%	4.90%

Cost of average deposits (4)	0.52%	0.50%	0.68%
Cost of average funding sources (5)	0.73%	0.71%	0.95%

(1) Average funding sources is the sum of average interest-bearing liabilities plus average noninterest-bearing deposits.

(2) Interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(3) Net interest rate margin is calculated as annualized net interest income divided by average interest-earning assets.

(4) Cost of average deposits is calculated as annualized interest expense on deposits divided by average deposits.

(5) Cost of average funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Category	2011	2010	2010	2010	2010
	(In thousands)
Domestic:
Real estate mortgage	$2,172,923	$2,274,733	$2,368,943	$2,229,331	$2,197,295
Commercial	667,401	663,557	708,329	709,075	720,105
Real estate construction	176,758	179,479	192,595	194,181	284,274
Consumer	21,815	25,058	28,328	30,323	28,804
Foreign:
Commercial	21,808	21,057	22,948	25,309	26,736
Other, including real estate	1,488	1,551	1,595	1,637	1,675
Total gross non-covered loans	$3,062,193	$3,165,435	$3,322,738	$3,189,856	$3,258,889

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

(Unaudited)

	March 31,	December 31,
Loan Category	2011	2010
	(In thousands)
Multi-family	$299,832	$321,650
Commercial real estate	430,160	444,244
Single family	151,281	157,424
Construction and land	82,992	87,301
Commercial and industrial	24,583	34,828
Home equity lines of credit	5,811	5,916
Consumer	724	1,378
Total gross covered loans	995,383	1,052,741
Less: discount	(106,512)	(110,901)
Covered loans, net of discount	888,871	941,840
Less: allowance for loan losses	(29,438)	(33,264)
Covered loans, net	$859,433	$908,576

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	March 31, 2011		December 31, 2010		March 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$393,000	18.1%	$432,263	19.0%	$322,122	14.7%
Retail	337,149	15.5%	374,027	16.4%	396,721	18.1%
Office buildings	332,233	15.3%	350,192	15.4%	314,682	14.3%
Owner-occupied	276,631	12.7%	263,603	11.6%	278,189	12.7%
Hotel	149,928	6.9%	156,614	6.9%	176,295	8.0%
Healthcare	106,061	4.9%	102,227	4.5%	96,264	4.4%
Mixed use	57,624	2.7%	57,230	2.5%	89,794	4.1%
Gas station	36,227	1.7%	38,502	1.7%	38,533	1.8%
Self storage	26,312	1.2%	26,432	1.2%	29,877	1.4%
Restaurant	24,166	1.1%	26,463	1.2%	26,548	1.2%
Land acquisition/development	9,602	0.4%	9,649	0.4%	9,775	0.4%
Unimproved land	1,519	0.1%	1,494	0.1%	1,090	0.0%
Other	248,558	11.4%	250,068	11.0%	247,377	11.3%
Total commercial real estate mortgage	1,999,010	92.0%	2,088,764	91.8%	2,027,267	92.3%

Residential real estate mortgage:
Multi-family	75,775	3.5%	81,880	3.6%	73,416	3.3%
Single family owner-occupied	37,230	1.7%	38,025	1.7%	42,701	1.9%
Single family nonowner-occupied	23,070	1.1%	26,618	1.2%	15,331	0.7%
HELOCs	37,838	1.7%	38,823	1.7%	38,580	1.8%
Unimproved land	—	0.0%	623	0.0%	—	0.0%
Total residential real estate mortgage	173,913	8.0%	185,969	8.2%	170,028	7.7%

Total gross non-covered real estate mortgage loans	$2,172,923	100.0%	$2,274,733	100.0%	$2,197,295	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE CONSTRUCTION LOANS

(Unaudited)

	March 31, 2011		December 31, 2010		March 31, 2010
		% of		% of		% of
Loan Category	Balance	Total	Balance	Total	Balance	Total
	(Dollars in thousands)
Commercial real estate construction:
Retail	$21,129	12.0%	$20,378	11.4%	$22,498	7.9%
Industrial/warehouse	7,987	4.5%	11,329	6.3%	62,432	22.0%
Office buildings	11,131	6.3%	3,805	2.1%	4,538	1.6%
Owner-occupied	2,000	1.1%	2,000	1.1%	3,548	1.2%
Healthcare	—	0.0%	4,305	2.4%	2,421	0.9%
Gas station	—	0.0%	—	0.0%	6,183	2.2%
Self storage	19,151	10.8%	13,191	7.3%	9,171	3.2%
Land acquisition/development	34,963	19.8%	16,983	9.5%	8,853	3.1%
Unimproved land	33,870	19.2%	26,032	14.5%	35,561	12.5%
Other	4,499	2.5%	9,062	5.0%	24,959	8.8%
Total commercial real estate construction	134,730	76.2%	107,085	59.7%	180,164	63.4%

Residential real estate construction:
Multi-family	23,296	13.2%	26,474	14.8%	20,576	7.2%
Single family owner-occupied	9	0.0%	—	0.0%	3,215	1.1%
Single family nonowner-occupied	1,055	0.6%	1,026	0.6%	20,121	7.1%
Land acquisition/development	3,240	1.8%	1,482	0.8%	2,558	0.9%
Unimproved land	14,428	8.2%	43,412	24.2%	57,640	20.3%
Total residential real estate construction	42,028	23.8%	72,394	40.3%	104,110	36.6%

Total gross non-covered real estate construction loans	$176,758	100.0%	$179,479	100.0%	$284,274	100.0%

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS

(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
	(Dollars in thousands)
Allowance for loan losses (1)	$98,564	$98,653	$86,163
Reserve for unfunded loan commitments (1)	5,675	5,675	5,216
Total allowance for credit losses	$104,239	$104,328	$91,379

Nonaccrual loans (2)	$76,849	$94,183	$99,920
Other real estate owned (2)	48,367	25,598	29,643
Total nonperforming assets	$125,216	$119,781	$129,563

Performing restructured loans (1)	$71,669	$89,272	$68,127

Allowance for credit losses to loans, net of unearned income	3.41%	3.30%	2.81%
Allowance for credit losses to nonaccrual loans	135.6%	110.8%	91.5%
Nonperforming assets to loans, net of unearned income, and other real estate owned	4.03%	3.76%	3.95%
Nonaccrual loans to loans, net of unearned income	2.51%	2.98%	3.07%

(1) Applies to non-covered loans.

(2) Excludes covered nonperforming assets from the Los Padres and Affinity acquisitions.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	March 31,	December 31,	March 31,
Deposit Category	2011	2010	2010
	(Dollars in thousands)
Noninterest-bearing deposits	$1,606,182	$1,465,562	$1,388,646
Interest checking deposits	486,761	494,617	436,570
Money market deposits	1,232,766	1,321,780	1,171,565
Savings deposits	145,217	135,876	112,720
Total core deposits	3,470,926	3,417,835	3,109,501
Time deposits under $100,000	372,650	436,838	468,356
Time deposits $100,000 and over	741,163	795,025	576,380
Total time deposits	1,113,813	1,231,863	1,044,736
Total deposits	$4,584,739	$4,649,698	$4,154,237

Noninterest-bearing deposits as a percentage of total deposits	35%	32%	33%
Core deposits as a percentage of total deposits	76%	74%	75%

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS (1)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$104,328	$101,244	$124,278
Loans charged-off:
Real estate mortgage	(1,212)	(22,591)	(82,849)
Real estate construction	(4,645)	(1,476)	(55,741)
Commercial	(3,121)	(7,311)	(8,139)
Consumer	(160)	(1,469)	(58)
Foreign	—	(193)	—
Total loans charged off	(9,138)	(33,040)	(146,787)
Recoveries on loans charged-off:
Real estate mortgage	97	25	180
Real estate construction	92	—	681
Commercial	617	591	488
Consumer	411	193	12
Foreign	32	—	—
Total recoveries on loans charged off	1,249	809	1,361
Net charge-offs	(7,889)	(32,231)	(145,426)
Provision for credit losses	7,800	35,315	112,527
Allowance for credit losses, end of period	$104,239	$104,328	$91,379

Charge-offs on loans sold included in “Loans charged-off” section of table above	$—	$20,942	$123,705

Annualized net charge-off ratios:
Net charge-offs to average loans	1.03%	3.90%	16.81%
Net charge-offs, excluding charge-offs on loans sold, to average loans	1.03%	1.37%	2.51%

(1) Applies only to non-covered loans.

This press release contains certain non-GAAP financial disclosures for tangible capital.  The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible capital amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible capital ratios in addition to equity-to-assets ratios. Also, as analysts and investors view pre-credit, pre-tax earnings as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to net earnings.

These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with United States generally accepted accounting principles (GAAP).  The following table presents performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements:

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	March 31,	December 31,	March 31,
	2011	2010	2010
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Net earnings (loss)	$10,676	$(7,688)	$(60,533)
Plus: Total provision for credit losses	13,547	37,411	133,227
Other real estate owned expense (income):
Non-covered	703	1,093	8,441
Covered	(2,578)	699	2,169
Income tax expense (benefit)	7,742	(5,841)	(43,972)
Less: FDIC loss sharing income (expense), net	1,667	(1,277)	16,172
Pre-credit, pre-tax earnings	$28,423	$26,951	$23,160

Stockholders’ equity	$491,360	$478,797	$474,844
Less: Intangible assets	70,287	73,144	30,872
Tangible common equity	$421,073	$405,653	$443,972

Total assets	$5,470,517	$5,529,021	$5,203,217
Less: Intangible assets	70,287	73,144	30,872
Tangible assets	$5,400,230	$5,455,877	$5,172,345

Equity to assets ratio	8.98%	8.66%	9.13%
Tangible common equity ratio (1)	7.80%	7.44%	8.58%

Pacific Western Bank:
Stockholders’ equity	$584,418	$570,118	$559,909
Less: Intangible assets	70,287	73,144	30,872
Tangible common equity	$514,131	$496,974	$529,037

Total assets	$5,453,971	$5,513,601	$5,192,003
Less: Intangible assets	70,287	73,144	30,872
Tangible assets	$5,383,684	$5,440,457	$5,161,131

Equity to assets ratio	10.72%	10.34%	10.78%
Tangible common equity ratio (1)	9.55%	9.13%	10.25%

(1) Calculated as tangible common equity divided by tangible assets.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021